BYLAWS
                                       OF
                                    JPE, INC.
                                    ---------


                                    ARTICLE I

                                     OFFICES

     1.1 REGISTERED OFFICE. The registered office of the Corporation shall be located at such place in Michigan as the Board of Directors from time to time determines.

     1.2 OTHER OFFICES. The Corporation may also have offices or branches at such other places as the Board of Directors from time to time determines or the business of the Corporation requires.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     2.1 TIME AND PLACE. All meetings of the shareholders shall be held at such place and time as the Board of Directors determines.

     2.2 ANNUAL MEETINGS. An annual meeting of shareholders shall be held on a date, not later than 180 days after the end of the immediately preceding fiscal year, to be determined by the Board of Directors. At the annual meeting, the shareholders shall elect directors and transact such other business as is properly brought before the meeting and described in the notice of meeting. If the annual meeting is not held on its designated date, the Board of Directors shall cause it to be held as soon thereafter as convenient.

     2.3 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose, (a) may be called by the Corporation's chief executive officer or the Board of Directors, and (b) shall be called by the President or Secretary upon written request (stating the purpose for which the meeting is to be called) of the holders of a majority of all the shares entitled to vote at the meeting.

     2.4 NOTICE OF MEETINGS. Written notice of each shareholders' meeting, stating the place, date and time of the meeting and the purposes for which the meeting is called, shall be given (in the manner described in Section 5.1 below) not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting. Notice of adjourned meetings is governed by Section 2.6 below.

     2.5 LIST OF SHAREHOLDERS. The officer or agent who has charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment of the meeting. The list shall be arranged alphabetically within each class and series and shall show the address of, and the number of shares held by, each shareholder. The list shall be produced at the time and place of the meeting and may be inspected by any shareholder at any time during the meeting.

     2.6 QUORUM; ADJOURNMENT. At all shareholders' meetings, the shareholders present in person or represented by proxy who, as of the record date for the meeting, were holders of shares entitled to cast a majority of the votes at the meeting, shall constitute a quorum. Once a quorum is present at a meeting, all shareholders present in person or represented by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Regardless of whether a quorum is present, a shareholders' meeting may be adjourned to another time and place by a vote of the shares present in person or by proxy without notice other than announcement at the meeting; provided, that (a) only such business may be transacted at the adjourned meeting as might have been transacted at the original meeting and (b) if the adjournment is for more than 60 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting.

     2.7 VOTING. Except as otherwise provided in Sections 794 and 798 of the Michigan Business Corporation Act, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder and on each matter submitted to a vote, unless otherwise provided by the Articles of Incorporation. A vote may be cast either orally or in writing. When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on such action, unless a greater vote is required by the Articles of Incorporation or by the Michigan Business Corporation Act. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

     2.8 PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him or her by proxy. Each proxy shall be in writing and signed by the shareholder or the shareholder's authorized agent or representative. A proxy is not valid after the expiration of three years after its date unless otherwise provided in the proxy.

     2.9 QUESTIONS CONCERNING ELECTIONS. The Board of Directors may, in advance of the meeting, or the presiding officer may, at the meeting, appoint one or more inspectors to act at a shareholders' meeting or any adjournment. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     2.10 TELEPHONIC ATTENDANCE. Shareholders may participate in any shareholders' meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section 2.10 constitutes presence in person at such meeting.

     2.11 ACTION BY WRITTEN CONSENT. To the extent permitted by the Articles of Incorporation or applicable law, any action required or permitted to be taken at any shareholders' meeting may be taken without a meeting, prior notice and a vote, by written consent of shareholders.


                                   ARTICLE III

                                    DIRECTORS

     3.1 GOVERNANCE. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     3.2 NUMBER, ELECTION AND TERM. The number of Directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than fifteen (15) members, which shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The exact number of Directors shall be determined from time to time solely by a resolution adopted by an affirmative vote or consent of the majority of the entire Board of Directors. The Directors shall be elected at the annual meeting of shareholders for a term of three (3) years except as provided in the Articles of Incorporation and in Sections 3.4 and 3.5 of these Bylaws and each Director shall hold office until his or her successor is elected and qualified.

     3.3 RESIGNATION. A Director may resign by written notice to the Corporation. A Director's resignation is effective upon its receipt by the Corporation or a later time set forth in the notice of resignation.

     3.4 REMOVAL. One or more Directors may be removed with cause, by vote or consent of the holders of a majority of the shares entitled to vote at an election of Directors, or without cause by a vote or consent of the holders of 80% of the shares entitled to vote at an election of Directors, unless otherwise provided by the Articles of Incorporation.

     3.5   VACANCIES.   During  the  intervals   between   annual   meetings  of
shareholders, any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity and any newly created directorships resulting from an increase in the number of Directors shall be filled by a majority vote of the Directors then in office, whether or not a quorum. Each Director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each Director chosen to fill a newly created directorship shall hold office until the next election of the class for which such Director shall have been chosen. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes as to make all classes as nearly equal in number as possible.

     3.6 PLACE OF MEETINGS. The Board of Directors may hold meetings at any location. The location of annual and regular Board of Directors' meetings shall be determined by the Board and the location of special meetings shall be determined by the person calling the meeting.

     3.7 ANNUAL MEETINGS. Each newly elected Board of Directors may meet promptly after the annual shareholders' meeting for the purposes of electing officers and transacting such other business as may properly come before the meeting. No notice of the annual Directors' meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a quorum is present.

     3.8 REGULAR MEETINGS. Regular meetings of the Board of Directors or Board committees may be held without notice at such places and times as the Board or committee determines at least 30 days before the date of the meeting.

     3.9 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the chief executive officer, and shall be called by the President or Secretary upon the written request of two Directors, on two days notice to each Director or committee member by mail or 24 hours notice by any other means provided in Section 5.1. The notice must specify the place, date and time of the special meeting, but need not specify the business to be transacted at, nor the purpose of, the meeting. Special meetings of Board committees may be called by the Chairperson of the committee or a majority of committee members pursuant to this Section 3.9.

     3.10 QUORUM. At all meetings of the Board or a Board committee, a majority of the Directors then in office, or of members of such committee, constitutes a quorum for transaction of business, unless a higher number is otherwise required. If a quorum is not present at any Board or Board committee meeting, a majority of the Directors present at the meeting may adjourn the meeting to another time and place without notice other than announcement at the meeting.
Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting, provided a quorum is present.

     3.11 VOTING. The vote of a majority of the members present at any Board or Board committee meeting at which a quorum is present constitutes the action of the Board of Directors or of the Board committee, unless a higher vote is otherwise required.

     3.12 TELEPHONIC PARTICIPATION. Members of the Board of Directors or any Board committee may participate in a Board or Board committee meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section 3.12 constitutes presence in person at such meeting.

     3.13 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken under authorization voted at a Board or Board committee meeting may be taken without a meeting if, before or after the action, all members of the Board then in office or of the Board committee consent to the action in writing. Such consents shall be filed with the minutes of the proceedings of the Board or committee and shall have the same effect as a vote of the Board or committee for all purposes.

     3.14 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each consisting of one or more Directors. The Board may designate one or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a committee meeting. In the absence or disqualification of a member of a committee, the committee members present and not disqualified from voting, regardless of whether they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member. Any committee, to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board of Directors in management of the business and affairs of the Corporation, except a committee does not have power or authority to:

          (a) Amend the Articles of Incorporation.

          (b) Adopt an agreement of merger or consolidation.

          (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

          (d) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

          (e) Amend the Bylaws of the Corporation.

          (f) Fill vacancies in the Board.

          (g) Unless the resolution designating the committee or a later Board of Directors' resolution expressly so provides, declare a distribution or dividend or authorize the issuance of stock.

Each committee and its members shall serve at the pleasure of the Board, which may at any time change the members and powers of, or discharge, the committee. Each committee shall keep regular minutes of its meetings and report them to the Board of Directors when required.

     3.15  COMPENSATION.  The  Board,  by  affirmative  vote  of a  majority  of
Directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of Directors for services to the
Corporation as directors, officers or members of a Board committee. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation for such services.


                                   ARTICLE IV

                                    OFFICERS

     4.1 OFFICERS AND AGENTS. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President, a Secretary and a Treasurer, and may also elect and designate as officers a Chairperson of the Board, a Vice Chairperson of the Board and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may also from time to time appoint, or delegate authority to the Corporation's chief executive officer to appoint, such other officers and agents as it deems advisable. Any number of offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers. An officer has such authority and shall perform such duties in the management of the Corporation as provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws, and as generally pertain to their offices, subject to the control of the Board of Directors.

     4.2 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.


     4.3 TERM. Each officer of the Corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. The election or appointment of an officer does not, by itself, create contract rights.

     4.4 REMOVAL. An officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders, but his or her authority to act as an officer may be suspended by the Board of Directors for cause. The removal of an officer shall be without prejudice to his or her contract rights, if any.

     4.5   RESIGNATION.   An  officer  may  resign  by  written  notice  to  the
Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

     4.6 VACANCIES. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.


     4.7 CHAIRPERSON OF THE BOARD. The Chairperson of the Board, if such office is filled, shall be a Director and shall preside at all shareholders' and Board of Directors' meetings.

     4.8 CHIEF EXECUTIVE OFFICER. The Chairperson of the Board, if any, or the President, as designated by the Board, shall be the chief executive officer of the Corporation and shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the chief executive officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. If no designation of chief executive officer is made, or if there is no Chairperson of the Board, the President shall be the chief executive officer. The chief executive officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

     4.9 PRESIDENT. If the office of Chairperson of the Board is not filled, the President shall perform the duties and execute the authority of the Chairperson of the Board. If the Chairperson of the Board is designated by the Board as the Corporation's chief executive officer, the President shall be the chief operating officer of the Corporation, shall assist the Chairperson of the Board in the supervision and management of the business and affairs of the Corporation and, in the absence of the Chairperson of the Board, shall preside at all shareholders' and Board of Directors' meetings. The President may delegate to the officers other than the Chairperson of the Board, if any, such of his or her authority and duties at such time and in such manner as he or she deems appropriate.

     4.10 EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Chairman of the Board and President. The Board of Directors may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority. In the absence or disability of the President, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board. If not specified by their titles or the Board, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.

     4.11 SECRETARY. The Secretary shall act under the direction of the Corporation's chief executive officer and President. The Secretary shall attend all shareholders' and Board of Directors' meetings, record minutes of the proceedings and maintain the minutes and all documents evidencing corporate action taken by written consent of the shareholders and Board of Directors in the Corporation's minute book. The Secretary shall perform these duties for Board committees when required. The Secretary shall see to it that all notices of shareholders' meetings and special Board of Directors' meetings are duly given in accordance with applicable law, the Articles of Incorporation and these Bylaws. The Secretary shall have custody of the Corporation's seal and, when authorized by the Corporation's chief executive officer, President or the Board of Directors, shall affix the seal to any instrument requiring it and attest such instrument.

     4.12 TREASURER. The Treasurer shall act under the direction of the Corporation's chief executive officer and President. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation's assets, liabilities, receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Corporation's chief executive officer, the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Corporation's chief executive officer, the President and the Board of Directors (at its regular meetings or whenever they request it) an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board prescribes.

     4.13 ASSISTANT VICE PRESIDENTS, SECRETARIES AND TREASURERS. The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall act under the direction of the Corporation's chief executive officer, the President and the officer they assist. In the order of their seniority, the Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer.

     4.14 EXECUTION OF CONTRACTS AND INSTRUMENTS. The Board of Directors may designate an officer or agent with authority to execute any contract or other instrument on the Corporation's behalf; the Board may also ratify or confirm any such execution. If the Board authorizes, ratifies or confirms the execution of a contract or instrument, without specifying the authorized executing officer or agent, the Corporation's chief executive officer, the President, any Executive Vice President or Vice President or the Treasurer may execute the contract or instrument in the name and on behalf of the Corporation and may affix the corporate seal to such document or instrument.

     4.15 VOTING OF SHARES AND SECURITIES OF OTHER CORPORATIONS AND ENTITIES. Unless the Board of Directors otherwise directs, the Corporation's chief executive officer shall be entitled to vote or designate a proxy to vote all shares and other securities which the Corporation owns in any other corporation or entity.


                                    ARTICLE V

                          NOTICES AND WAIVERS OF NOTICE

     5.1 DELIVERY OF NOTICE. All written notices to shareholders, Directors and Board committee members shall be given personally or by mail (registered, certified or other first class mail, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address. Written notices to Directors or Board committee members may also be delivered at his or her office on the Corporation's premises, if any, or by overnight courier, telegram, telex, telecopy, radiogram, cablegram, facsimile, computer transmission or similar form of communication, addressed to the address referred to in the preceding sentence. Notices given pursuant to this Section 5.1 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service. Notices given by overnight carrier shall be deemed "dispatched" at 9:00 a.m. on the day the overnight carrier is reasonably requested to deliver the notice. The Corporation shall have no duty to change the written address of any Director, Board committee member or shareholder unless the Secretary receives written notice of such address change.

     5.2 WAIVER OF NOTICE. Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submits a signed waiver of the requirements, or if such requirements are waived in such other manner permitted by applicable law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the written waiver of notice. Attendance at any shareholders' meeting (in person or by proxy) will result in both of the following:

          (a) Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

          (b) Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

A Director's attendance at or participation in any Board or Board committee meeting waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.


                                   ARTICLE VI

                  SHARE CERTIFICATES AND SHAREHOLDERS OF RECORD

     6.1 CERTIFICATES FOR SHARES. The shares of the Corporation shall be represented by certificates signed by the Chairperson of the Board, Vice-chairperson of the Board, President or a Vice President and which also may be signed by another officer of the Corporation. The officers' signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer at the date of issue.

     6.2 LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct or authorize an officer to direct that a new certificate for shares be issued in place of any certificate alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors or officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner (or the owner's legal representative) of such lost or destroyed certificate to give the Corporation an affidavit claiming that the certificate is lost or destroyed or a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to such old or new certificate.

     6.3 TRANSFER OF SHARES. Shares of the Corporation are transferable only on the Corporation's stock transfer books upon surrender to the Corporation or its transfer agent of a certificate for the shares, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the Corporation requires.

     6.4 RECORD DATE. The Board of Directors may fix, in advance, a date as the record date for determining shareholders for any purpose, including determining shareholders entitled to (a) notice of, and to vote at, any shareholders' meeting or any adjournment of such meeting; (b) express consent to, or dissent from, a proposal without a meeting; or (c) receive payment of a share dividend or distribution or allotment of a right. The record date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 10 days after the Board resolution fixing a record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, nor more than 60 days before any other action.

     If a record date is not fixed:

          (a) the record date for determining the shareholders entitled to notice of, or to vote at, a shareholders' meeting shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if no notice is given, the close of business on the day next preceding the day on which the meeting is held; and

          (b) if prior action by the Board of Directors is not required with respect to the corporate action to be taken without a meeting, the record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, shall be the first date on which a signed written consent is properly delivered to the Corporation; and

          (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating to the action is adopted.

A determination of shareholders of record entitled to notice of, or to vote at, a shareholders' meeting shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Only shareholders of record on the record date shall be entitled to notice of, or to participate in, the action relating to the record date, notwithstanding any transfer of shares on the Corporation's books after the record date. This Section 6.4 shall not affect the rights of a shareholder and the shareholder's transferor or transferee as between themselves.

     6.5 REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person's equitable or other claim to interest in such share, regardless of whether it has actual or constructive notice of such claim or interest.

     6.6 CONTROL SHARES. Pursuant to Section 794 of the Michigan Business Corporation Act (the "MBCA"), Chapter 7B of the MBCA does not apply to any "control share acquisition" (as that term is defined in Section 791 of the MBCA) of the shares of capital stock of the Corporation.


                                   ARTICLE VII

                                 INDEMNIFICATION

     The Corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, (a) indemnify any person, and his or her heirs, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Covered Matters"); and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification to Directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 CHECKS AND FUNDS. All checks, drafts or demands for money and notes of the Corporation must be signed by such officer or officers or such other person or persons as the Board of Directors from time to time designates. All funds of the Corporation not otherwise employed shall be deposited or used as the Board of Directors from time to time designates.

     8.2 FISCAL YEAR. The fiscal year of the Corporation shall end on such date as the Board of Directors from time to time determines.

     8.3 CORPORATE SEAL. The Board of Directors may adopt a corporate seal for the Corporation. The corporate seal, if adopted, shall be circular and contain the name of the Corporation and the words "Corporate Seal Michigan". The seal may be used by causing it or a facsimile of it to be impressed, affixed, reproduced or otherwise.

     8.4 BOOKS AND RECORDS. The Corporation shall keep within or outside of Michigan books and records of account and minutes of the proceedings of its shareholders, Board of Directors and Board committees, if any. The Corporation shall keep at its registered office or at the office of its transfer agent within or outside of Michigan records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became recordholders of shares. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     8.5 FINANCIAL STATEMENTS. The Corporation shall cause to be made and distributed to its shareholders, within four months after the end of each fiscal year, a financial report (including a statement of income, year-end balance sheet, and, if prepared by the Corporation, its statement of sources and application of funds) covering the preceding fiscal year of the Corporation.


                                   ARTICLE IX

                                   AMENDMENTS

     These Bylaws may be amended or repealed, or new Bylaws may be adopted, by action of either the shareholders or a majority of the Board of Directors then in office. The Shareholders or the Board may from time to time specify particular provisions of the Bylaws which may not be altered or repealed by the Board of Directors.


                                    ARTICLE X

                                 SCOPE OF BYLAWS

     These Bylaws govern the regulation and management of the affairs of the Corporation to the extent that they are consistent with applicable law and the Articles of Incorporation; to the extent they are not consistent, applicable law and the Articles of Incorporation shall govern. Greater voting, notice or other requirements than those set forth in these Bylaws may be established by contract.